UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2022

NeoPhotonics Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35061	94-3253730
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

NeoPhotonics Corporation

3081 Zanker Road

San Jose, California 95134

(Address of principal executive offices and Zip Code)

(Registrant’s Telephone Number, Including Area Code): (408) 232-9200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0025 per share	NPTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On November 3, 2021, NeoPhotonics Corporation, a Delaware corporation (“NeoPhotonics” or the “Company”), Lumentum Holdings Inc., a Delaware corporation (“Lumentum” or “Parent”), and Neptune Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Lumentum (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the terms of the Merger Agreement, NeoPhotonics will be acquired by Lumentum through a merger of Merger Sub with and into NeoPhotonics (the “Merger”), with NeoPhotonics surviving the Merger as a wholly owned subsidiary of Lumentum.

In connection with the proposed merger, NeoPhotonics filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) on December 1, 2021 (the “Preliminary Proxy Statement”), and NeoPhotonics filed a definitive proxy statement with the SEC on December 23, 2021 (the “Definitive Proxy Statement”). The Company commenced mailing the Definitive Proxy Statement on or about December 23, 2021.

Between December 3, 2021 and January 5, 2022, ten lawsuits (captioned Elaine Wang v. NeoPhotonics Corporation, et al., No. 1:21-cv-10338 (S.D.N.Y. filed Dec. 3, 2021), Mengsheng Ku v. NeoPhotonics Corporation, et al., No. 5:21-cv-09479 (N.D. Cal. filed Dec. 8, 2021), Heather Smith v. NeoPhotonics Corporation, et al., No. 1:21-cv-10698 (S.D.N.Y. filed Dec. 14, 2021), Matthew Hopkins v. NeoPhotonics Corporation, et al., No. 1:21-cv-10725 (S.D.N.Y. filed Dec. 15, 2021), James Hendrickson v. NeoPhotonics Corporation, et al., No. 1:21-cv-06919 (E.D.N.Y. filed Dec. 15, 2021), Stephen Bushansky v. NeoPhotonics Corporation et al., Case No. 5:21-cv-09825 (N.D. Cal. filed Dec. 20, 2021), Alex Ciccotelli v. NeoPhotonics Corporation et al., Case No. 2:21-cv-05611 (E.D. Pa. filed Dec. 23, 2021), Christopher Taylor v. NeoPhotonics Corporation et al., Case No. 1:22-cv-00002 (D. Del. filed Jan. 3, 2022), John Ryan v. NeoPhotonics Corporation et al., Case No. 1:22-cv-00046 (S.D.N.Y. filed Jan. 4, 2022), and James Parshall v. NeoPhotonics Corporation et al., Case No. 5:22-cv-00055 (N.D. Cal. filed Jan. 5, 2022)), were filed in federal court by alleged NeoPhotonics stockholders challenging the Merger. The complaints name NeoPhotonics and NeoPhotonics’ board of directors as defendants. The complaints assert violations of Section 14(a) of the Exchange Act, Rule 14a-9 promulgated thereunder, and 17 C.F.R. § 244.100 against NeoPhotonics and the individual defendants, as well as violations of Section 20(a) of the Exchange Act against the individual defendants. The plaintiffs contend that the Preliminary Proxy Statement filed with the SEC on December 1, 2021, or the Definitive Proxy Statement filed with the SEC on December 23, 2021, omitted or misrepresented material information regarding the Merger. The complaints seek injunctive relief, rescission, or rescissory damages, dissemination of a proxy statement that discloses certain information requested by the plaintiffs, and an award of plaintiffs’ costs, including attorneys’ fees and expenses.

Between December 20 and December 22, 2021, the Company also received two demand letters from purported stockholders of the Company challenging the Merger and asserting that the Preliminary Proxy Statement omitted or misrepresented material information regarding the Merger.

NeoPhotonics believes that no further disclosure is required to supplement the Definitive Proxy Statement under applicable laws. However, to minimize the expense and distraction of responding to such actions and letters, NeoPhotonics is providing additional disclosures related to the Merger and transactions related thereto, which are set forth below, supplementing the disclosures in the Definitive Proxy Statement (the “Supplemental Disclosures”). Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the Supplemental Disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the complaints that any additional disclosure was or is required.

These Supplemental Disclosures will not affect the merger consideration to be paid to the Company’s stockholders in connection with the Merger or the timing of the Company’s virtual special meeting of stockholders scheduled to be held online via live webcast on February 1, 2022 at 9:00 a.m., Pacific Time, at https://web.lumiagm.com/290418259. The Board of Directors unanimously recommends, on behalf of NeoPhotonics that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.

Supplemental Disclosures to the Definitive Proxy Statement/Prospectus

The following Supplemental Disclosures should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. To the extent that information in the Supplemental Disclosures differs from or updates information contained in the Definitive Proxy Statement, the information in the supplemental disclosures shall supersede or supplement the information in the Proxy Statement. Defined terms used but not defined in the Supplemental Disclosures have the meanings set forth in the Definitive Proxy Statement. Paragraph and page references used herein refer to the Definitive Proxy Statement before any additions or deletions resulting from the Supplemental Disclosures.

The following underlined language is added to the first paragraph that appears on page 28 in the section of the Definitive Proxy Statement entitled “The Merger—Background of the Merger.”

In connection with such reviews, on January 13, 2016, the Board had formed a strategic committee (the “Strategic Committee”) to assist with efficient and responsive oversight and management of such strategic matters. The Strategic Committee for the period of time referenced below consisted of Charles J. Abbe, Rajiv Ramaswami and Michael J. Sophie, and the Board determined it advisable to engage them to help oversee and manage the discussions with Lumentum and other potential strategic acquirors. Messrs. Abbe, Ramaswami, and Sophie were chosen because they are independent directors, have substantial experience in mergers & acquisitions, strategic planning, and corporate governance, and have years of related experience in the industry.

The following underlined language is added to the second full paragraph that appears on page 29 in the section of the Definitive Proxy Statement entitled “The Merger—Background of the Merger.”

During the months of September and October 2020, Mr. Jenks and representatives of Union Square contacted and had conversations with certain additional potential counterparties as authorized by the Strategic Committee, including as detailed below. In connection with such solicitations, the Company entered into non-disclosure agreements with certain parties, including Parent, to provide additional due diligence information. Each of the non-disclosure agreements entered into with the counterparties had a standstill agreement, which did not contain a “don’t ask, don’t waive” clause. Except for the standstill agreement with Party A, each of the standstill agreements contained (i) a carveout that allowed the counterparty to make a confidential acquisition proposal to acquire the Company and (ii) a clause terminating the standstill in the event an unaffiliated third party commenced a tender offer or made a public proposal for a merger or other business combination.

The following underlined language is added to the last paragraph that appears on page 36 and continues onto page 37 in the section of the Definitive Proxy Statement entitled “The Merger—Background of the Merger.”

On December 14, 2020, Party E and the Company executed a non-disclosure agreement, which included a standstill provision that would not prevent Party E from making a confidential acquisition proposal. Following execution of the non-disclosure agreement with Party E, representatives of the Company and Union Square conducted a number of due diligence meetings with Party E and its financial advisor between December 14, 2020 and December 31, 2020.

The following underlined language is added to the last paragraph that appears on page 52 in the section of the Definitive Proxy Statement entitled “The Merger—Recommendation of the Board of Directors and Reasons for the Merger-Financial Projections.”

Long Range Plan and Related Extrapolations

CYE December 31 | $ in millions	Q42021E	CY2022E(12)	CY203E(12)	CY2024E	CY2025E	CY2026E
Revenue	$100	$416	$483	$551	$622	$703
Non-GAAP Gross Profit(1)	$28	$122	$153	$190	$232	$281
Non-GAAP Operating Profit before SBC(2)	$5	$18	$33	$58	$89	$120
Adjusted EBITDA(3)	$10	$47	$66	$95	$128	$162
Depreciation & Amortization	($6)	($29)	($34)	($37)	($39)	($42)

Stock-Based Compensation	($3)	($18)	($21)	($22)	($23)	($24)

Non-GAAP Operating Profit after SBC(4)	$2	$0	$12	$36	$66	$96
Non-GAAP Net Income(5)	$1	($1)	$8	$27	$51	$75
Non-GAAP Unlevered Net Income(6)	$1	($0)	$9	$28	$52	$76
Depreciation and Amortization	$6	$29	$34	$37	$39	$42

Other Adjustments	$2	$4	$3	$3	$3	$3

Change in Working Capital(7)	($14)	($6)	($19)	($21)	($24)	($27)

Change in Deferred Taxes(8)	($0)	($1)	($1)	($1)	($1)	($1)

Capital Expenditures	($4)	($25)	($24)	($28)	($31)	($35)

Unlevered Free Cash Flow(9)	($10)	$1	$2	$18	$38	$57
Pre-tax Profit for Cash Tax Provision(10)	—	$4	$16	$40	$69	$100
Tax Benefit of NOL(11)	—	$1	$3	$8	$15	$21

(1)

Non-GAAP Gross Profit, a non-GAAP financial measure, is calculated as Revenue less total non-GAAP cost of goods sold (adjusted for stock-based compensation, amortization of intangibles, depreciation of acquisition-related fixed asset step-ups, EOL inventory write-downs, accelerated depreciation, and restructuring charges).

(2)

Non-GAAP Operating Profit before SBC, a non-GAAP financial measure, is calculated by starting with Non-GAAP Gross Profit and subtracting total Non-GAAP Operating Expenses and excludes amortized integration, accelerated depreciation, restructuring and other non-recurring charges.

(3)	Adjusted EBITDA, a non-GAAP financial measure, is calculated by starting with Non-GAAP Operating Profit before SBC and adding back depreciation and amortization.

(4)	Non-GAAP Operating Profit after SBC, a non-GAAP financial measure, starts with Non-GAAP Operating Profit before SBC and includes the impact of stock-based compensation.
(5)	Non-GAAP Net Income, a non-GAAP financial measure, is calculated by starting with Non-GAAP Operating Profit after SBC and subtracting interest and other expenses and tax expenses.
(6)

Non-GAAP Unlevered Net Income, a non-GAAP financial measure, is calculated by starting with Non-GAAP Net Income, adding back interest expense and subtracting the impact of the tax shield on interest expense.

(7)	Working Capital excludes Cash, Current Debt, Dividends Payable, and Settlement.
(8)	Estimated difference between cash tax and book tax, taking into account estimated portion of tax deductible SBC expenses.
(9)

Unlevered free cash flow, a non-GAAP financial measure, is calculated as Non-GAAP Unlevered Net Income less capital expenditures and adding or subtracting (as applicable) the net impact of depreciation, amortization and other adjustments and changes in working capital and deferred taxes. Stock-based compensation is treated as a cash expense to account for future dilution impact and therefore is not added back.

(10)

Pre-tax Profit for Cash Tax Provision is a non-GAAP financial measure that adds back the impact of 33% of SBC in Q4 CY2021, trending down to 21% in CY2026 based on Company management’s view on the non-tax deductible portion of current compensation plans for the purposes of calculating estimated annual NOL usage.

(11)

Tax benefits of NOLs calculated based on a statutory tax rate of 21% as provided by management of the Company. Based on such rate and the amount of NOLs of the Company as provided by the management of the Company, the tax benefits of the NOLs were calculated for each calendar year through 2027 (the last year in which such NOLs would be utilized based on the pre-tax profits), with a $1 million tax benefit arising in CY2027 (such amount not reflected in the table above). With the approval of Company’s management, for purposes of a standalone company analysis, the calculations assumed that the full amount of the Company’s NOLs would be available to be utilized by the Company and not subject to any limitations set forth under any applicable tax law including Section 382 of the Internal Revenue Code.

(12)	Management forecast for 2022E and 2023E revenue includes $60 million of revenue from product design engagement not yet won.

The following underlined language is added to the second full paragraph that appears on page 55 in the section of the Definitive Proxy Statement entitled “The Merger—Opinion of Union Square Advisors LLC—Summary of Financial Analysis.”

In performing the financial analysis summarized below and arriving at its opinion, Union Square used and relied upon certain financial projections provided by the management of NeoPhotonics and referred to in this proxy statement as the “Management Forecast.” Except as otherwise noted, Union Square utilized in each of its analyses described below the number of outstanding shares of NeoPhotonics common stock on a fully diluted basis, based on the following inputs as prepared by the management of NeoPhotonics as of November 1, 2021 (applying the treasury stock method at the Unaffected Share Price of $11.52 per share), and provided by the management of NeoPhotonics to Union Square for Union Square’s use, which included (A) 52.7 million shares of common stock outstanding, (B) 0.7 million Company Options outstanding exercisable at a weighted-average exercise price of $5.10 per share, (C) 83,464 Company SAUs outstanding and (D) 3.6 million Company RSUs outstanding. Union Square also used and relied upon certain Wall Street financial projections based on FactSet consensus estimates and referred to in this proxy statement as the “Consensus Estimates.”

The following underlined language is added to the fourth full paragraph that appears on page 55 in the section of the Definitive Proxy Statement entitled “The Merger—Opinion of Union Square Advisors LLC—Selected Publicly Traded Company Analysis.”

For purposes of this analysis, Union Square analyzed the following statistics as of November 3, 2021, for each of the selected comparable companies:

•

The enterprise value (which is the market value as of November 3, 2021, plus short and long-term debt less cash and short-term investments) divided by estimated revenue for calendar year 2021, which is referred to below as Enterprise Value/CY2021E Revenue; and

•	The enterprise value divided by estimated revenue for calendar year 2022, which is referred to below as Enterprise Value/CY2022E Revenue.

•	The enterprise value divided by estimated revenue for calendar year 2023, which is referred to below as Enterprise Value/CY2023E Revenue.

•

The enterprise value divided by Adjusted EBITDA (“Adjusted EBITDA” which is estimated future earnings before interest, depreciation and amortization and stock-based compensation and non-recurring items) for calendar year 2022, which is referred to below as Enterprise Value/CY2022E Adjusted EBITDA.

•	The enterprise value divided by Adjusted EBITDA revenue for calendar year 2023, which is referred to below as Enterprise Value/CY2023E Adjusted EBITDA.

Such multiples for each of the selected comparable companies are summarized in the table below:

Selected Public Traded Companies	EV/CY2021E Revenue	EV/CY2022E Revenue	EV/CY2023E Revenue		EV/CY2022E Adjusted EBITDA		EV/CY2023E Adjusted EBITDA
II-VI Incorporated	2.2x	2.0x	1.8x		7.9x		7.2x
Applied Optoelectronics, Inc.	1.6x	1.4x	1.3x		N.M.		N.M.
Ciena Corporation	2.4x	2.2x	2.1x		11.8x		11.1x
EMCORE Corporation	1.6x	1.4x	N/A	*	N/A	*	N/A	*
Infinera Corporation	1.7x	1.5x	1.4x		11.7x		9.3x
IPG Photonics Corporation	5.5x	5.0x	4.6x		15.1x		13.4x
Lumentum Holdings Inc.	3.6x	3.4x	3.2x		9.5x		8.9x

*	Not available.

The following underlined language is added to the first full paragraph that appears on page 58 in the section of the Definitive Proxy Statement entitled “The Merger—Opinion of Union Square Advisors LLC—Precedent Transactions Analysis.”

Union Square performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms of selected transactions. In connection with its analysis, Union Square compared publicly available statistics for 27 selected transactions (which we refer to as the selected precedent transactions) announced since December 2007, involving optical communication components, including tunable lasers, chip-based components, modules, wavelength management and switching. Utilizing its professional judgment and expertise, Union Square selected the precedent transactions because, based on Union Square’s professional judgement and expertise, they shared certain characteristics with the Merger. The following is a list of the selected precedent transactions reviewed, the month and year each transaction was announced, the multiples observed for each such transaction and the enterprise values for each such transaction:

Date Announced	Acquiror	Target	EV/LTM Revenue	EV/NTM Revenue		EV (in Millions)
August 2021	Adtran, Inc.	Adva Optical Networking	1.3x	1.2x		$930
February 2021	II-VI Incorporated	Coherent, Inc.	5.5x	4.7x		$6,795
January 2021(1)	Cisco Systems, Inc.	Acacia Communications, Inc.	12.6x	9.4x		$4,696
October 2020	Marvell Technology, Inc.	Inphi Corporation	17.8x	13.7x		$10,671
October 2019	Huber+Suhner	Bktel	1.2x	N.A.	*	$53
August 2019	Diodes Incorporated	Lite-On Semiconductor Corporation	1.5x	0.9x		$337
November 2018	II-VI Incorporated	Finisar Corporation	2.2x	2.0x		$2,887
March 2018	Lumentum Holdings Inc.	Oclaro, Inc.	2.4x	2.6x		$1,485
July 2017	ADVA Optical Networking SE	MRV Communications, Inc.	0.5x	0.4x		$39
November 2016	Inphi Corporation	ClariPhy Communications, Inc.	7.6x	5.8x		$275
May 2016	IPG Photonics Corporation	Menara Networks, Inc.	2.2x	N.A.	*	$47
April 2016	Corning Incorporated	Alliance Fiber Optic Products, Inc.	3.6x	3.1x		$260
March 2016	Coherent, Inc.	Rofin-Sinar Technologies, Inc.	1.5x	1.5x		$789
May 2015	Ciena Corporation	Cyan, Inc.	2.5x	2.0x		$296
November 2014	Molex Incorporated	Oplink Communications, Inc.	1.5x	1.3x		$313
October 2013	II-VI Incorporated	Oclaro, Inc. (2)	0.9x	N.A.	*	$89
September 2013	II-VI Incorporated	Oclaro, Inc. (3)	1.3x	1.6x		$114
April 2013	Avago Technologies Limited	CyOptics, Inc.	1.9x	N.A.	*	$400
January 2013	NeoPhotonics Corporation	Lapis Semiconductor Co, Ltd. (4)	0.6x	0.8x		$35
December 2012	Exotic Electro-Optics	Lightworks Optics	1.6x	N.A.	*	$35
March 2012	Oclaro, Inc.	Opnext, Inc.	0.4x	0.4x		$132
May 2011	IDEX Corporation	CVI Melles Griot	2.2x	N.A.	*	$400
March 2011	Finisar Corporation	Ignis ASA	3.0x	1.5x		$118
July 2010	Oclaro, Inc.	Mintera Corporation	1.5x	N.A.	*	$30

July 2008	Opnext, Inc.	StrataLight Communications, Inc.	2.3x	N.A.	*	$172
May 2008	Finisar Corporation	Optium Corporation	1.2x	0.8x		$168
December 2007	Emcore Corporation	Intel Corporation (5)	1.4x	1.3x		$85

*	Not available.
(1)	Merger agreement amended from $70.00 per share in merger consideration (announced July 2019) to $115.00 per share in merger consideration (announced January 2021)
(2)	Oclaro’s Fiber Amplifier and Micro-Optics Business
(3)	Oclaro’s Switzerland-based Semiconductor Laser Business
(4)	LAPIS Semiconductor’s Semiconductor Optical Business Unit
(5)	Telecom Assets of Intel’s Optical Platform Division

The following underlined language is added to the last paragraph that appears on page 59 in the section of the Definitive Proxy Statement entitled “The Merger—Opinion of Union Square Advisors LLC—Discounted Cash Flow Analysis.”

Union Square calculated a range of prices per share for NeoPhotonics based on a discounted cash flow analysis to value NeoPhotonics as a standalone entity. Union Square utilized for its analysis and with NeoPhotonics’ consent, the Management Forecast which consisted of the Financial Projections. Unlevered free cash flow was derived as Non-GAAP Unlevered Net Income after stock-based compensation, excluding non-recurring items adding back depreciation, amortization and other items and subtracting for change in working capital, deferred taxes and capital expenditures. Stock-based compensation was subtracted in order to derive unlevered free cash flow and not added back in order to capture the dilutive impact of future share issuances. Union Square calculated the present value of unlevered free cash flows for the fourth quarter of calendar year 2021 and 2022 through 2026 and terminal values in the calendar year 2026, using discount rates, selected upon the application of Union Square’s professional judgment and experience and taking into account macro-economic assumptions, estimates of risk and other appropriate factors, ranging from 9.3% to 11.3%, which were based on a weighted average cost of capital calculation. The terminal value was derived by applying perpetuity growth rates, selected upon the application of Union Square’s professional judgment and experience and taking into account market expectations regarding long-term real growth rate of gross domestic product, inflation and other appropriate factors, ranging from 3.5% to 4.5% and applied to the terminal year (2026) estimate of the unlevered free cash flow. The resulting enterprise value ranges based on the present values of the unlevered free cash flows, and terminal value was adjusted to add net cash to derive a range of implied equity values. For the purposes of calculating NeoPhotonics’ use of its federal net operating loss carryforwards, a nominal U.S. corporate tax rate of 21% was assumed, at the consent of management of NeoPhotonics, for calendar years 2021 through 2026 and included adjustment for any expiration of these net operating losses.

The following underlined language is added to the first paragraph that appears on page 61 in the section of the Definitive Proxy Statement entitled “The Merger—Opinion of Union Square Advisors LLC—Other Information—Research Analyst Price Targets for NeoPhotonics Corporation.”

Union Square reviewed publicly available research on per share price targets for our common stock obtained from 11 equity research brokers, which are publicly available. The equity research analysts’ per share price targets ranged from $10.00 to $16.00 per share for NeoPhotonics. In addition, the mean undiscounted analyst per share price target for our common stock was $14.10. The publicly available per share price targets published by equity research firms do not necessarily reflect the current market trading price of our common stock, and these estimates are subject to uncertainties, including future financial performance of NeoPhotonics as well as future market conditions.

The following underlined language is added to the first full paragraph that appears on page 62 in the section of the Definitive Proxy Statement entitled “The Merger—Opinion of Union Square Advisors LLC—Other Information—General.”

During the two-year period prior to the date of its opinion, Union Square has not been engaged to provide financial advisory or other services to Parent (or any of its affiliates) and has not received any compensation from Parent (or any of its affiliates). During the two-year period prior to the date of its opinion, Union Square had been engaged to provide financial advisory or other services to NeoPhotonics (or any of its affiliates) but has not received any compensation from NeoPhotonics (or any of its affiliates), other than in connection with the Merger and the transactions related therewith. Union Square may provide financial advisory or other services to NeoPhotonics, Parent or any of their affiliates in the future, and in connection with any such services Union Square may receive compensation.

The following underlined language is added to the fifth full paragraph that appears on page 62 in the section of the Definitive Proxy Statement entitled “The Merger—Interests of NeoPhotonics’ Directors and Executive Officers in the Merger-Arrangements with Parent.”

As of the date of this proxy statement, none of our executive officers have entered into any agreement with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation, Parent or one or more of their affiliates. None of the indications of interest submitted by Parent contained any terms or provisions regarding employment agreements between executive officers of the Company and Parent or any of its subsidiaries or affiliates following the Closing of the Merger. Prior to and following the Closing of the Merger, however, certain of our executive officers may have discussions, and following the Closing of the Merger, may enter into agreements with, Parent or Merger Sub, their subsidiaries or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of Parent.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events, including the timing of the proposed transaction and other information related to the proposed transaction. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the proposed transaction and our expectations, strategy, plans or intentions regarding it. Forward-looking statements in this communication include, but are not limited to, (i) expectations regarding the timing, completion and expected benefits of the proposed transaction, (ii) plans, objectives and intentions with respect to future operations, customers and the market, and (iii) the expected impact of the proposed transaction on the business of the parties. Expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the risk that the transaction may not be completed in a timely manner or at all; the ability to secure regulatory approvals on the terms expected in a timely manner or at all; the effect of the announcement or pendency of the transaction on our business relationships, results of operations and business generally; risks that the proposed transaction disrupts current plans and operations; the risk of litigation and/or regulatory actions related to the proposed transaction; potential impacts of the Covid-19 pandemic; changing supply and demand conditions in the industry; and general market, political, economic and business conditions. The forward-looking statements contained in this communication are also subject to other risks and uncertainties, including those more fully described in filings with the Securities and Exchange Commission, including reports filed on Form 10-K, 10-Q and 8-K and in other filings made by NeoPhotonics and Lumentum with the SEC from time to time and available at www.sec.gov. These forward looking statements are based on current expectations, and with regard to the proposed transaction, are based on Lumentum’s and NeoPhotonics’ current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by NeoPhotonics and Lumentum, all of which are subject to change.

The parties undertake no obligation to update the information contained in this communication or any other forward-looking statement.

Additional Information and Where to Find It

This communication is being made in respect of a proposed business combination involving Lumentum and NeoPhotonics. NeoPhotonics filed relevant materials with the Securities and Exchange Commission (the “SEC”) in connection with the proposed transaction, including a proxy statement on Schedule 14A on December 23, 2021. NeoPhotonics mailed and otherwise made available the proxy statement and a proxy card to each stockholder entitled to vote at the annual meeting relating to the proposed transaction on or about December 23, 2021. NEOPHOTONICS STOCKHOLDERS AND OTHER INVESTORS ARE ADVISED TO CAREFULLY READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN RESPECT OF THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, AS THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

LUMENTUM AND NEOPHOTONICS URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain these materials (when they are available and filed) free of charge at the SEC’s website, www.sec.gov. Copies of documents filed with the SEC by Lumentum (when they become available) may be obtained free of charge on Lumentum’s website at www.lumentum.com or by contacting Lumentum’s Investor Relations Department at

investor.relations@lumentum.com. Copies of documents filed with the SEC by NeoPhotonics (when they become available) may be obtained free of charge on NeoPhotonics’ website at https://ir.NeoPhotonics.com/ by contacting NeoPhotonics’ Investor Relations at ir@NeoPhotonics.com.

Participants in the Solicitation

The directors and executive officers of NeoPhotonics may be deemed to be participants in the solicitation of proxies from the stockholders of NeoPhotonics in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding NeoPhotonics’ directors and executive officers is also included in NeoPhotonics’ proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 16, 2021. These documents are available free of charge as described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOPHOTONICS CORPORATION

Date: January 24, 2022	By:	/s/ Elizabeth Eby
Elizabeth Eby Senior Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)